Exhibit 3.262

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STATE OF SOUTH CAROLINA

SECRETARY OF STATE

RESTATED ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Section 33-44-204(b) of the 1976 South Carolina Code of Laws, as amended, the limited liability company hereby restates the articles of organization The limited liability company’s present name, (and if it has been changed, all of its former names) Three Rivers Behavioral Health, LLC formerly known as Three Rivers Behavioral Care, LLC

The articles of organization of this limited liability company were filed on August 21, 2000 Date

1 The street address of the registered office of the limited liability company is 2 Office Park Court, Suite 103Street AddressColumbiaCity County Zip Code, SC 29223 and the initial registered agent of the limited liability company at that office is National Registered Agents, Inc

2 The latest date upon which the limited liability company is to dissolve - not applicable The limited liability company is an at-will company

3 [ ] Check this box only if management of the limited liability company is currently vested in a manager or managers

4 Set forth any other currently applicable provisions which were previously included in the original articles of organization and any amendments to those articles, including any being filed simultaneously with these restated articles The company is managed by its member(s)

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Three Rivers Behavioral Health, LLC
Name of Limited Liability Company

Date
Signature

by Christopher L Howard, VP & Secretary
Name Capacity

NOTE

THESE RESTATED ARTICLES MAY ONLY CONTAIN PROVISIONS PREVIOUSLY INCLUDED IN THE ORIGINAL ARTICLES OF ORGANIZATION OR AS THOSE PROVISIONS HAVE BEEN AMENDED OR AMPLIFIED BY A FILED AMENDMENT TO THESE ARTICLES IF NEW MATERIAL IS TO BE INCLUDED IN THESE RESTATED ARTICLES, THIS FORM MUST BE ACCOMPANIED BY AN AMENDMENT TO THE ARTICLES THE NEW PROVISIONS FROM THIS AMENDMENT BEING MADE SIMULTANEOUSLY WITH THIS FILING MAY THEN BE INCLUDED IN THESE RESTATED ARTICLES

FILING INSTRUCTIONS

1	File two copies of this form the original and either a duplicate original or a conformed copy

2	This form must be accompanied by the filing fee of $110 00, payable to the Secretary of State

Returnto Secretary	of State

PO Box 11 350

Columbia SC 29211

LLC RESTATED ARTICLES OF ORGANIZATION doc	Form Revised by South Carolina Secretary of State, January 2000